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                                                                   EXHIBIT 10.46

                             THE CERPLEX GROUP, INC.

                       EXECUTIVE OFFICER SEVERANCE POLICY


        The Cerplex Group, Inc. (the "Company") believes that the key to its success is the retention of its team of Executive Officers (as defined below). In order to retain those Executive Officers, and to assure them of adequate severance pay in the event of a Change of Control, as defined below, the Company adopts the following policy, effective as of February 17, 1997.

EXECUTIVE OFFICERS TO WHICH THE POLICY IS APPLICABLE

        This policy is applicable to each of the following persons: William A. Klein, Richard C. Davis, Robert W. Hughes and Philip E. Pietrowski (each, an "Executive Officer"). The Board shall not delete any of the foregoing persons from the list of Executive Officers; provided, however, any Executive Officer who voluntarily resigns (other than a voluntary resignation which otherwise qualifies as an Involuntary Termination) from the Company shall be deleted from the list of Executive Officers and any Executive Officer who is terminated for cause may be removed from the list. Cause shall be defined as (i) the continued failure, after receipt of detailed written notice, of an Executive Officer to follow the good faith direction of the Board, (ii) the commission of an unauthorized willful act by an Executive Officer which is materially and demonstrably injurious to the Company or (iii) the commission of a felony that adversely impacts the Company or the ability of an Executive Officer to perform his duties. The Board may add additional persons to the list of Executive Officers.

SEVERANCE BENEFITS

        In the event that an Executive Officer is Involuntarily Terminated upon, preceding and in connection with, or within twelve (12) months of a Change of Control (as defined below), such Executive Officer shall be entitled to receive from the Company, within two (2) weeks of such termination (or, if later, within two (2) weeks following the consummation of such Change of Control), an amount equal to such Executive Officer's annual base salary for the year in which the effective date for the Change in Control occurs. As used herein, the term "Involuntarily Terminated" shall mean the termination of an Executive Officer's service by reason of:

        a.  involuntary dismissal or discharge by the Company, or

        b. voluntary resignation following (A) a change in position with the Company which reduces the level of responsibility, (B) a reduction in the level of compensation, (C) a relocation of place of employment by more


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        than twenty (20) miles, or (D) the creation of a hostile or otherwise adverse work environment in which it is unreasonable to expect such Executive Officer to continue to perform.

CHANGE OF CONTROL

        For the purposes of this severance policy, the term "Change in Control" means any one or more of the following:

               (i) the successful acquisition by a person or related group of persons, (other than the Company or a person that directly or indirectly controls, is controlled by or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a transaction or series of related transactions which the Board does not at any time recommend the Company's stockholders to accept or approve;

               (ii) the first date within any period of thirty-six (36) consecutive months or less on which there is effected a change in the composition of the Company's Board such that a majority of the Board ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (i) have been members of the Company's Board continuously since the beginning of such period or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board;

               (iii) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

               (iv) the sale, transfer or other disposition of all or substantially all of the assets of the Company in complete liquidation or dissolution of the Company, but only if, in connection with such liquidation or dissolution, shareholders of the Company are entitled to receive cash or equity securities of the acquiring entity. Liquidations or dissolutions pursuant to a Chapter 11 proceeding or an assignment for the benefit of creditors shall not be considered a Change in Control;

               (v) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger; or


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               (vi) the issuance by the Company to a single person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by or is under common control with, the Company) of securities possessing more than twenty-five percent (25%) of the total combined voting power of the Company's outstanding securities (determined after such issuance) in a single transaction or a series of related transactions; but only if such person or related group of persons is represented by, or is entitled to be represented by, a majority of the members of the Board of Directors following such transaction or series of transactions.


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